                                                Filed Pursuant to Rule 424(b)(3)
                                                   Commission File No. 333-54458

     Supplement dated November 7, 2001 to Prospectus dated February 13, 2001

MINIMUM INVESTMENT                    TERM TO MATURITY                      ANNUAL INTEREST RATE
------------------                    ----------------                      --------------------
       $100                              120 Months                                7.875%
       $100                           96 to 119 Months                             7.750%
       $100                           72 to 95 Months                              7.625%
       $100                           60 to 71 Months                              7.500%
       $100                           48 to 59 Months                              6.500%
       $100                           36 to 47 Months                              6.250%
       $100                           24 to 35 Months                              6.000%
       $100                           12 to 23 Months                              5.250%
     $250,000                            120 Months                                8.250%
     $250,000                         60 to 119 Months                             8.000%
                                 INSTALLMENT PAYMENT OPTION
      $2,000                          60 to 120 Months                             6.000%
                                DISCOUNT CERTIFICATE OPTION               ANNUAL RATE OF ACCRETION
      $1,000                          36 to 47 Months                              6.500%
      $1,000                          48 to 59 Months                              6.750%
      $1,000                          60 to 119 Months                             7.750%
      $1,000                             120 Months                                8.125%


                        Effective Date: November 07, 2001